UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

COACH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on
 11/8/07
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important  information contained in the proxy materials before voting.
The following materials are available for view:
Notice of Proxy Statement/10K Wrap

To view this material, have the 12-digit Control #'(s) available and visit:  www.investorEconnect.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There  is no charge to you for requesting a copy.
To facilitate timely delivery please make  the request as instructed below on or before 10/25/07.
To request material:     Internet:  www.investorEconnect.com     Telephone: 1-800-579-1639     **Email: sendmaterial@investorEconnect.com
**If requesting material by e-mail please send a blank e-mail with the 12 Digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

COACH, INC.
Vote In Person
COACH, INC. 516 W. 34TH ST.
Should you choose to vote these shares in person at the meeting you must request a copy of the material. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check  the meeting materials for any special requirements for meeting attendance.

NEW YORK, NY 10001	Vote By Internet
.
To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern
Time the day before the cut-off date or meeting date.

The ANNUAL Meeting for holders as of 9/14/07
is to be held on 11/8/07 at 9:00 a.m. EST
at: COACH, INC.
      516 W. 34TH ST.
      NEW YORK, NY 10001

Dear  Stockholder,

In  past  years  at  this  time,  our  stockholders  received  a  large  package  containing  printed  copies  of  Coach's  Proxy  Statement  for  our Annual  Meeting  of Stockholders,  Annual  Report  and  a  Proxy voting  card.  As  a  result  of  a  change  in  the  SEC's proxy  rules,  we  now have  the  option  to  instead  provide you  with  this  notice,  informing  you  of  the  date  and  location  of  our  2007  Annual Meeting  of  Stockholders  and  how  you  can  view  these  materials  and cast  your  votes  for  the  meeting.  We believe  that  this  cost-effective  solution benefits  not  only  Coach  and  its  stockholders but also  the  environment,  as we  have  reduced  printing  and  mailing  costs  by  over  $200,000  and  paper  usage  by  over  30  tons  versus  last  year's  annual  mailing.

Electronic Delivery of Future Stockholder Communications: If you would like to further reduce the costs incurred by Coach, Inc. in mailing proxy materials, you can consent to receiving all proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, have this notice available when you access the web site: www.proxyvote.com, then follow the instructions to vote, and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Voting items
The Board of Directors recommends a vote FOR
item 1.
ITEM 1. ELECTION OF DIRECTORS

Nominees:

01	Lew Frankfort
02	Susan Kropf
03	Gary Loveman
04	Ivan Menezes
05	Irene Miller
06	Keith Monda
07	Michael Murphy
08	Jide Zeitlin